EXHIBIT 4.8


                              AMENDMENT NO. 1
                                   TO THE
                                ASHLAND INC.
                           EMPLOYEE SAVINGS PLAN
                   As Restated Effective January 1, 2003
==============================================================================

                  WHEREAS, Ashland Inc. established the Ashland Inc. Employee Savings Plan (known as the Ashland Inc. Employee Thrift Plan before October 1, 1995) originally effective June 1, 1964 for the benefit of employees eligible to participate therein;
                  WHEREAS, the aforesaid Plan was amended from time to time and, as so amended, was completely amended and restated effective October 1, 1976 to comply with the provisions of the Employee Retirement Income Security Act of 1974;
                  WHEREAS, the aforesaid amended and restated Plan was further amended from time to time and was completely amended and restated effective on October 1, 1980, on October 1, 1983, on October 1, 1985, on October 1, 1989, on October 1, 1995 on January 1, 1997 and on January 1, 2003;
                  WHEREAS, Article 20 of the aforesaid amended and restated Plan, reserves to Ashland Inc. the right to further amend the Plan; and
                  WHEREAS, Ashland Inc. desires to make further amendments to the Plan;
                  NOW, THEREFORE, Ashland Inc. does hereby further amend the Ashland Inc. Employee Savings Plan, effective January 1, 2003, except to the extent otherwise noted, in accordance with the following terms and conditions:

1. Effective as of January 1, 2003, paragraph (b) of Section 7.1 of the Plan is changed in its entirety as follows:

         (b) After June 30, 2003. Effective with respect to an eligible Member's Basic Contributions made to the Plan from Compensation processed after June 30, 2003, the Participating Companies shall contribute to the Trust, in cash or in kind, on behalf of each Member for whom there are Member Basic Contributions, the amount derived from the following table:

--------------------------------------------------------------- -------------------------------------------------------------
                           Column 1                                                       Column 2
    Successive Levels of Member Basic Contributions, as a       Participating Company Contributions as a Percentage of each
            Percentage of Compensation, to which Levels of                 Level of Member Basic Contributions in Column 1
              Participating Company Contributions Relate
--------------------------------------------------------------- -------------------------------------------------------------
            1. at least 1% and not greater than 5%                    1. 110%, to a maximum of 5.5% of Compensation
--------------------------------------------------------------- -------------------------------------------------------------

         Any forfeitures under the Plan shall be used to reduce the amount of the Participating Companies' contributions that would otherwise be contributed under this Section 7.1. The determination of the amount of the aggregate Participating Company contributions, and the payment thereof, for each payment of Compensation for which a contribution is to be made shall be made as soon as practicable after the payment of such Compensation, as arranged, from time to time, between the Sponsoring Company and the Trustee. Subject to the limitations of Section 7.2 and Section 7.3 of the Plan, the Participating Company contributions made with regard to each Member's Basic Contributions shall be allocated to the Account of each such Member for the period for which such allocation is being made with a portion of such contribution invested in Fund A -
         Ashland Common Stock Fund and the remainder invested pursuant to the Member's investment election for contributions of the Member under Articles 5 and 6 as determined under the following table:

-------------------------------- ------------------------------ ------------------------------ ------------------------------
           Column 1                        Column 2                       Column 3                       Column 4
 Member Basic Contributions in       Participating Company        Portion of Participating       Portion of Participating
 1 Percentage Point Increments   Contributions for each $1 of     Company Contributions in       Company Contributions in
                                  Member Basic Contributions      Column 2 Allocated to the     Column 2 Invested on behalf
                                          in Column 1                 Member's Account           of the Member in Fund A -
                                                                                                 Ashland Common Stock Fund
-------------------------------- ------------------------------ ------------------------------ ------------------------------
1.            first 1% of                  1. $1.10                       1. $ .50                       1. $ .60
            Compensation
-------------------------------- ------------------------------ ------------------------------ ------------------------------
2.            second 1% of                 2. $1.10                       2. $ .50                       2. $ .60
            Compensation
-------------------------------- ------------------------------ ------------------------------ ------------------------------
3.            third 1% of                  3. $1.10                       3. $ .50                       3. $ .60
            Compensation
-------------------------------- ------------------------------ ------------------------------ ------------------------------
4.            fourth 1% of                 4. $1.10                       4. $ .50                       4. $ .60
            Compensation
-------------------------------- ------------------------------ ------------------------------ ------------------------------
5.            fifth 1% of                  4. $1.10                       4. $ .50                       4. $ .60
            Compensation
-------------------------------- ------------------------------ ------------------------------ ------------------------------

         Each Participating Company's share of the aggregate Participating Company contributions for any period for which an allocation is made shall equal the sum of the allocations pursuant to this
         Section 7.1 of such aggregate Participating Company contributions to the Accounts of the Members employed by such Participating Company during such period.


         IN  WITNESS  WHEREOF,  the  Sponsoring  Company  has  caused  this
Amendment No. 1 to the Plan to be executed this 1st day of April, 2003.


ATTEST:                              ASHLAND INC.



  /s/ Richard  Thomas                 By:  /s/ Susan B. Esler
------------------------------          --------------------------------
          Secretary                     Title: Vice President,
                                               Human Resources